                                                                  Conformed Copy

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  ----------


                                   FORM T-1
                   STATEMENT OF ELIGIBILITY UNDER THE TRUST

                    INDENTURE ACT OF 1939 OF A CORPORATION
                         DESIGNATED TO ACT AS TRUSTEE

                                  -----------

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)

                                  -----------

                              Marine Midland Bank
              (Exact name of trustee as specified in its charter)

       New York                                                 16-1057879
       (Jurisdiction of incorporation                       (I.R.S. Employer
       or organization if not a U.S.                     Identification No.)
       national bank)

       140 Broadway, New York, N.Y.                         10005-1180
       (212) 658-1000                                       (Zip Code)
       (Address of principal executive offices)

                                  Eric Parets
                             Senior Vice President
                              Marine Midland Bank
                                 140 Broadway
                         New York, New York 10005-1180
                              Tel: (212) 658-6560
           (Name, address and telephone number of agent for service)

                             OMNIPOINT CORPORATION
              (Exact name of obligor as specified in its charter)

       Delaware                                       04-2969720
       (State or other jurisdiction                   (I.R.S. Employer
       of incorporation or organization)              Identification No.)

       2000 North 14th Street, Suite 550
       Arlington, VA                                 22201
       (703) 522-7778                                (Zip Code)
       (Address of principal executive offices)

                         11 5/8% Senior Notes due 2006
                        (Title of Indenture Securities)

                                    General

Item 1. General Information.
        -------------------

             Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervisory authority to which it is subject.

             State of New York Banking Department.

             Federal Deposit Insurance Corporation, Washington, D.C.

             Board of Governors of the Federal Reserve System,
             Washington, D.C.

      (b) Whether it is authorized to exercise corporate trust powers.

                  Yes.

Item 2. Affiliations with Obligor.
        -------------------------
             If the obligor is an affiliate of the trustee, describe each such affiliation.

                  None

Item 16.  List of Exhibits.
          ----------------


Exhibit
-------

T1A(i)            *        -       Copy of the Organization Certificate of
                                   Marine Midland Bank.

T1A(ii)           *        -       Certificate of the State of New York
                                   Banking Department dated December
                                   31, 1993 as to the authority of Marine
                                   Midland Bank to commence business.

T1A(iii)                   -       Not applicable.

T1A(iv)           *        -       Copy of the existing By-Laws of Marine
                                   Midland Bank as adopted on January
                                   20, 1994.

T1A(v)                     -       Not applicable.

T1A(vi)           *        -       Consent of Marine Midland Bank
                                   required by Section 321(b) of the Trust
                                   Indenture Act of 1939.

T1A(vii)                   -       Copy of the latest report of condition
                                   of the trustee (June 30, 1996),
                                   published pursuant to law or the
                                   requirement of its supervisory or
                                   examining authority.

T1A(viii)                  -       Not applicable.

T1A(ix)                    -       Not applicable.


    * Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 11th day of September 1996.

                                       MARINE MIDLAND BANK

                                       By: /s/ Frank J. Godino
                                          ------------------------------------
                                           Frank J. Godino
                                           Corporate Trust Officer

                                                               Exhibit T1A (vii)

                                                                                Board of Governors of the Federal Reserve System
                                                                                OMB Number: 7100-0036
                                                                                Federal Deposit Insurance Corporation
                                                                                OMB Number: 3064-0052
                                                                                Office of the Comptroller of the Currency
                                                                                OMB Number: 1557-0081

Federal Financial Institutions Examination Council                              Expires March 31, 1999
------------------------------------------------------------------------------------------------------------------------------------


This financial information has not been reviewed, or confirmed                                                     [1]
for accuracy or relevance, by the Federal Reserve System.                       Please refer to page i,
                                                                                Table of Contents,
                                                                                the required disclosure
                                                                                of estimated burden.

------------------------------------------------------------------------------------------------------------------------------------


Consolidated Reports of Condition and Income for A Bank With Domestic and Foreign Offices--FFIEC 031

Report at the close of business June 30, 1996

This report is required by law; 12 U.S.C. (S)(S).324 (State member banks); 12 U.S.C. (S)(S). 1817 (State nonmember banks); and 12 U.S.C. (S)(S).161 (National banks).

       (950630)
    -------------
     (RCRI 9999)

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

--------------------------------------------------------------------------------

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I, Gerald A. Ronning, Executive VP & Controller
   ----------------------------------------------------
   Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

    /s/ Gerald A. Ronning
    ------------------------------------------------------
Signature of Officer Authorized to Sign Report

        7/25/96
--------------------------------------------------
Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions. NOTE: These instructions may in some cases differ from generally accepted accounting principles.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

   /s/ Henry J. Nowak
--------------------------------------------------------
Director (Trustee)

   /s/ Bernard J. Kennedy
--------------------------------------------------------
Director (Trustee)

   /s/ Northrup R. Knox
--------------------------------------------------------
Director (Trustee)

--------------------------------------------------------------------------------

For Banks Submitting Hard Copy Report Forms:

State Member Bank: Return the original and one copy to the appropriate Federal Reserve District Bank.

State Nonmember Banks: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

National Banks: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

--------------------------------------------------------------------------------

FDIC Certificate Number         | 0 | 0 | 5 | 8 | 9 |
                                ---------------------
                                     (RCRI 9030)

                NOTICE

This form is intended to assist institutions with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.

REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the
Marine Midland Bank              of Buffalo
       Name of Bank                 City

In the state of New York, at the close of business June 30, 1996

ASSETS
                                                                                                  Thousands
                                                                                                  of dollars

Cash and balances due from depository institutions:

   Noninterest-bearing balances
   currency and coin.....................................                                             $1,133,237
   Interest-bearing balances ............................                                              1,117,267
   Held-to-maturity securities...........................                                                      0
   Available-for-sale securities.........................                                              3,312,291

Federal Funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

   Federal funds sold....................................                                                555,000
   Securities purchased under
   agreements to resell..................................                                                421,771

Loans and lease financing receivables:

   Loans and leases net of unearned
   income................................................         14,765,000
   LESS: Allowance for loan and lease
   losses................................................            456,646
   LESS: Allocated transfer risk reserve.................                  0

   Loans and lease, net of unearned
   income, allowance, and reserve........................                                             14,308,354
   Trading assets........................................                                                871,466
   Premises and fixed assets (including
   capitalized leases)...................................                                                181,721

Other real estate owned..................................                                                  4,643
Investments in unconsolidated
subsidiaries and associated companies....................                                                      0
Customers' liability to this bank on
acceptances outstanding..................................                                                 23,253
Intangible assets........................................                                                164,521
Other assets.............................................                                                460,618
Total assets.............................................                                             22,554,142

LIABILITIES
Deposits:

   In domestic offices ..................................                                             14,788,828

   Noninterest-bearing...................................          3,061,906
   Interest-bearing......................................         11,726,922

In foreign offices, Edge, and Agreement
subsidiaries, and IBFs ..................................                                              3,485,266

   Noninterest-bearing...................................                  0
   Interest-bearing......................................          3,485,266

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:

   Federal funds purchased ..............................                                                859,455
   Securities sold under agreements to
   repurchase ...........................................                                                324,584
Demand notes issued to the U.S. Treasury ................                                                246,051
Trading Liabilities .....................................                                                415,593

Other borrowed money:
   With original maturity of one year
   or less ..............................................                                                 32,459
   With original maturity of more than
   one year .............................................                                                      0
Mortgage indebtedness and obligations
under capitalized leases ................................                                                 34,193
Bank's liability on acceptances
executed and outstanding ................................                                                 23,253
Subordinated notes and debentures .......................                                                225,000
Other liabilities .......................................                                                326,680
Total liabilities .......................................                                             20,761,362
Limited-life preferred stock and
related surplus .........................................                                                      0

EQUITY CAPITAL

Perpetual preferred stock and related
surplus .................................................                                                      0
Common Stock ............................................                                                185,000
Surplus .................................................                                              1,633,098
Undivided profits and capital reserves ..................                                                (23,953)
Net unrealized holding gains (losses)
on available-for-sale securities ........................                                                 (1,365)
Cumulative foreign currency translation
adjustments .............................................                                                      0
Total equity capital ....................................                                              1,792,780
Total liabilities, limited-life
preferred stock, and equity capital .....................                                             22,554,142